EXHIBIT 3(a).(2)

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   LUMEX, INC.

                Under Section 805 of the Business Corporation Law
                -------------------------------------------------
               WE, THE UNDERSIGNED, Lawrence N. Cohen and Robert McNally, being respectively the President and the Secretary of Lumex, Inc., do hereby certify:

               FIRST:  The name of the Corporation is Lumex, Inc.
               -----
     (hereinafter referred to as the "Corporation").

               SECOND:  The Certificate of Incorporation was filed with the
               ------
     Department of State of New York on September 11, 1953.

               THIRD:  The Certificate of Incorporation of the Corporation
               -----
     is hereby amended by adding the following provision, which was authorized by the affirmative vote of the Board of Directors of the Corporation, regarding the number, designation, preferences and limitations of a new series of preferred shares of the Corporation:

               Section 1.  Designation and Amount.  The shares of such
               ---------   ----------------------
     series shall be designated as "Series A Preferred Shares" (the "Series A Preferred Shares") and the number of shares constituting such series shall be Fifty Thousand (50,000).

               Section 2.  Dividends and Distributions.
               ---------   ---------------------------
               (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A

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     Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to one hundred (100) times the aggregate per share amount of all cash dividends declared or paid on the Common Shares, $.10 par value per share of the Company (the "Common Shares"), and
     (ii) a preferential cash dividend (the "Preferential Dividends"), if any, on the last business day of April, July, October and December of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a Series A Preferred Share in an amount equal to $2.00 per Series A Preferred Share reduced (but not to an amount less than zero) by the per share amount of all cash dividends declared on the Series A Preferred Shares pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Share. In the event the Company shall, at any time after the issuance of any Series A Preferred Share or fraction thereof, make any distribution on the Common Shares, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt

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     instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of Common Shares or other capital stock of the Company or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as hereinafter defined) of such share), then and in each such event the Company shall simultaneously pay on each then outstanding Series A Preferred Share a distribution, in like kind, of one hundred (100) times such distribution paid on a Common Share (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Shares to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Participating Dividends" and the multiple of such cash and non-cash dividends on the Common Shares applicable to the determination of the Participating Dividends, which shall be one hundred (100) initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple". In the event the Company shall at any time after May 25, 1988 declare or pay any dividend or make any distribution on Common Shares payable in Common Shares or any class or series thereof, or effect a subdivision or split or a combination, consolidation or reverse split of the

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     outstanding Common Shares into a greater or lesser number of Common
     Shares, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of Series A Preferred Shares shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

               (B) The Company shall declare each Participating Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Shares in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Shares in respect of which a Participating Dividend is required to be paid shall be paid or set aside for payment on the Common Shares unless a Participating Dividend in respect of such dividend or distribution on the Common Shares shall be simultaneously paid, or set aside for payment, on the Series A Preferred Shares.

               (C) Preferential Dividends shall begin to accrue on outstanding Series A Preferred Shares commencing with the Quarterly Dividend Payment Date next following the date of issuance of any Series A Preferred Shares and shall accrue on and as of such date and each successive Quarterly Dividend Payment

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     Date thereafter.  Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

               Section 3.  Voting Rights.  The holders of Series A
               ---------   -------------
     Preferred Shares shall have the following voting rights:

               (A) Subject to the provisions for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Company. The number of votes which a holder of Series A Preferred Shares is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Company shall at any time after May 25, 1988 declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding Common Shares into a greater or lesser number of Common Shares, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of Series A Preferred Shares shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of


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     Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein, or by law, the Certificate of Incorporation or the By-laws, the holders of Series A Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

               (C) In the event that the Preferential Dividends accrued on the Series A Preferred Shares for six or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or set apart for payment, the holders of record of the Series A Preferred Shares and each series of Preferred Shares of the Company then entitled to vote on the election of such directors shall have the right, at the next meeting of shareholders called for the election of directors, to elect two members to the Board of Directors, which directors shall be in addition to the number required by the By-laws prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding Series A Preferred Shares shall have been paid (or set aside for payment) in full. The holders of Series A Preferred Shares shall continue to have the right to elect


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     directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding Series A Preferred Shares shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such shareholders, and vacancies in such directorships may be filled only by such shareholders (or by the remaining director elected by such shareholders, if there be one) in the manner permitted by law; provided, however, that any such action by shareholders shall be taken at a meeting of shareholders and shall not be taken by written consent thereto.

               (D) Except as otherwise set forth herein or required by law, the Certificate of Incorporation or the By-laws, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for the taking of any corporate action.

               Section 4.  Certain Restrictions.
               ---------   --------------------
               (A) Whenever Preferential Dividends or Participating Dividends are in arrears or the Company shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Participating Dividends, whether or not declared, on Series A Preferred Shares outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of Series A Preferred Shares may have in such circumstances, the Company shall not:

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                    (i)  declare or pay dividends on, make any other
          distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

                   (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Shares, unless dividends are paid ratably on the Series A Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

                   (iii) except as permitted by subparagraph (iv) of this paragraph 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Shares; or

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                    (iv) purchase or otherwise acquire for consideration
          any Series A Preferred Shares, or any shares of capital stock ranking on a parity with the Series A Preferred Shares (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B) The Company shall not permit any Subsidiary (as hereinafter defined) of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Company shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by the Company or by any corporation or other entity that is otherwise controlled by the Company.
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               (C)  The Company shall not issue any Series A Preferred
     Shares except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of May 23, 1988 between the Company and Registrar & Transfer Company, as Rights Agent, a copy of which is on file with the Secretary of the Company at its principal executive office and shall be made available to shareholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Company from issuing for any purpose any series of Preferred Shares with rights and privileges similar to, different from, or greater than, those of the Series A Preferred Shares.

               Section 5.  Reacquired Shares.  Any Series A Preferred
               ---------   -----------------
     Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued Preferred Shares, without designation as to series, and such shares may be reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board of Directors.

               Section 6.  Liquidation, Dissolution or Winding Up.  Upon
               ---------   --------------------------------------
     any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to

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     dividends or upon liquidation, dissolution or winding up) to the
     Series A Preferred Shares unless the holders of Series A Preferred Shares shall have received, subject to adjustment as hereinafter provided, (A) $60.00 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to one hundred (100) times the aggregate amount to be distributed per share to holders of Common Shares, as the same may be adjusted as hereinafter provided, and (ii) to the holders of shares ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Shares, unless simultaneously therewith distributions are made ratably on the Series A Preferred Shares and all other shares of such parity stock in proportion to the total amounts to which the holders of Series A Preferred Shares are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Shares may be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of Common Shares upon the liquidation, dissolution or winding up of the Company applicable,

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     pursuant to said clause, to the determination of the Participating
     Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple". In the event the Company shall at any time after May 25, 1988 declare or pay any dividend on Common Shares payable in Common Shares or any class or series thereof, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding Common Shares into a greater or lesser number of Common Shares, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Shares shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

               Section 7.  Certain Reclassifications and Other Events.
               ---------   ------------------------------------------
               (A) In the event that holders of Common Shares receive after May 25, 1988 in respect of their Common Shares any share of capital stock of the Company (other than any share of capital stock of the Company of the same class and series as such outstanding Common Shares), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Transaction"), then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the Series A Preferred Shares shall be adjusted so that after such event the holders of Series A Preferred Shares shall be entitled, in respect of each Series A Preferred Share held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a Common Share shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock; (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a Common Share shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock; and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a Common Share shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

               (B) In the event that holders of Common Shares receive after May 25, 1988 in respect of their Common Shares any right or warrant to purchase Common Shares (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Shares) at a purchase price per share less than the Fair Market Value of a Common Share on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the Series A Preferred Shares shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of Common Shares outstanding immediately before such issuance of rights or warrants plus the maximum number of Common Shares which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of Common Shares outstanding immediately before such issuance of rights or warrants plus the number of Common Shares which could be purchased, at the Fair Market Value of the Common Shares at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

               (C) In the event that holders of Common Shares receive after May 25, 1988 in respect of their Common Shares any right or warrant to purchase capital stock of the Company (other than Common Shares of any class or series), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Company (other than Common Shares of any class or series), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Company of the Series A Preferred Shares shall each be adjusted so that after such event each holder of a Series A Preferred Share shall be entitled, in respect of each Series A Preferred Share held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a Common Share shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined);
     (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a

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     Common Share shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction; and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a Common Share shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of Common Shares as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such shares of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

               (D) For purposes hereof, the "Fair Market Value" of a share of capital stock of the Company (including a Common Share) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading

     Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange), or, if the shares are not listed or admitted to trading on the American Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market marker making a market in the shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the American Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Company is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Company. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Company.

               Section 8.  Consolidation, Merger, etc.  In case the Company
               ---------   ---------------------------
     shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding Series A Preferred Share shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each Common Share is changed or exchanged multiplied by the highest of the Dividend Multiple, the Vote Multiple or the Liquidation Multiple in effect immediately prior to such event.

              Section 9.  Effective Time of Adjustments.
               ---------   -----------------------------

               (A) Adjustments to the Series A Preferred Shares required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

               (B) The Company shall give prompt written notice to each holder of a Series A Preferred Share of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Company of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

               Section 10.  No Redemption.  The Series A Preferred Shares
               ----------   -------------
     shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Company may acquire Series A Preferred Shares in any other manner permitted by law, the provisions hereof and the Certificate of Incorporation of the Company.

               Section 11.  Ranking.  Unless otherwise provided in the
               ----------   -------
     Certificate of Incorporation of the Company or a Certificate of Designations relating to a subsequent series of preferred stock of the Company, the Series A Preferred Shares shall rank junior to all other series of the Company's Preferred Shares as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Shares.

               Section 12.  Amendment.  The provisions hereof and the
               ----------   ---------
     Certificate of Incorporation of the Company shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series A Preferred Shares without, in addition to any other vote of shareholders required by law, the affirmative vote of the holders to two-thirds or more of the outstanding Series A Preferred Shares, voting together as a single class.

               IN WITNESS WHEREOF, the undersigned have caused this Certificate of Amendment to be executed as of this 30th day of May, 1988 and do hereby affirm under the penalties of perjury that the statements contained herein are true and correct.



                                      /s/ Lawrence N. Cohen
                                   ----------------------------------------
                                        Lawrence N. Cohen
                                        President



                                     /s/ Robert McNally
                                   ----------------------------------------
                                        Robert McNally
                                        Secretary






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